Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

NeOnc Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, $0.0001 par value per share	Rule 457(c)	5,709,270	$5.865 (1)	$33,484,868.55	$0.00015310	$5,126.53
	Total Offering Amounts					$33,484,868.55		$5,126.53
	Total Fees Previously Paid							$-
	Total Fee Offsets							$873.56
	Net Fee Due							$4,252.97

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Shares on April 23, 2025.
(2)	All the Common Stock are to be offered for resale by the selling stockholders named in the prospectus contained in this Registration Statement on Form S-1. The Company will not receive any proceeds from the sale of its Common Shares by the selling shareholders.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims(1)	NeOnc Technologies Holdings, Inc.	S-1	333- 276124	December 18, 2023		$873.56	Equity	Common Stock, $0.0001 par value per share	-	$94,875,000	-
Fee Offset Sources(1)	NeOnc Technologies Holdings, Inc.	S-1	333- 276124		March 1, 2024	-	-	-		-	$14,003.60(2)

(1)	The Registrant paid a registration fee of $14,003.60 in connection with the registration of $94,875,000 of shares of common stock, par value $0.0001 per share, pursuant to the Registration Statement on Form S-1 (File No. 333-260337) (the “Prior Registration Statement”). The Prior Registration Statement was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on June 12, 2024. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $14,003.60, representing the fee paid in connection with the Prior Registration Statement.
(2)	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the Registrant previously offset (a) $0.01 of the total registration fees due under its Registration Statement on Form S-1 (File Number 333-284115), filed on January 3, 2025, as amended, against the fees previously paid in connection with the Prior Registration Statement, and (b) $13,130.03 of the total registration fees due under its Registration Statement on Form S-8 (File Number 333-286102), filed on March 25, 2025, against the fees previously paid in connection with the Prior Registration Statement, leaving a remaining balance of $0.00 available for future fee offsets by the Registrant. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets part of the registration fee due under this Registration Statement of $873.56 from the fees previously paid in connection with the Prior Registration Statement, with $0.00 remaining to be applied to future filings. Accordingly, $4,252.97 is being paid in connection with the filing of this Registration Statement.